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                                                                   Exhibit 2.1

                             FINAL - EXECUTION COPY







                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                  E-MEDSOFT.COM


                          TLC ACQUISITION CORPORATION,


                                       AND


                  TENDER LOVING CARE HEALTH CARE SERVICES, INC.


                                OCTOBER 18, 2001


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                                TABLE OF CONTENTS

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                                                                                                               PAGE
Article I             THE OFFER..................................................................................2

         1.1      The Offer......................................................................................2

         1.2      Company Action.................................................................................4

         1.3      Directors......................................................................................5

Article II            THE MERGER.................................................................................6

         2.1      The Merger.....................................................................................6

         2.2      Effective Time; Closing........................................................................7

         2.3      Effect of the Merger...........................................................................7

         2.4      Certificate of Incorporation; Bylaws...........................................................7

         2.5      Directors and Officers.........................................................................7

         2.6      Conversion of Securities.......................................................................8

         2.7      Employee Stock Options; Warrants...............................................................8

         2.8      Dissenting Shares..............................................................................9

         2.9      Surrender of Shares; Stock Transfer Books......................................................9

Article III           REPRESENTATIONS AND WARRANTIES OF COMPANY.................................................11

         3.1      Organization, Standing and Power..............................................................12

         3.2      Capital Structure.............................................................................12

         3.3      Authority.....................................................................................13

         3.4      Vote Required.................................................................................13

         3.5      SEC Filings; Financial Statements.............................................................14

         3.6      Absence of Certain Changes or Events..........................................................14

         3.7      Litigation....................................................................................15

         3.8      Restrictions on Business Activities...........................................................15

         3.9      Governmental Authorization....................................................................15

         3.10     Title to Property.............................................................................15

         3.11     Intellectual Property.........................................................................16

         3.12     Environmental Matters.........................................................................17

         3.13     Taxes.........................................................................................18

         3.14     Employee Benefit Plans........................................................................19

         3.15     Certain Agreements Affected by the Merger.....................................................21


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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                                               PAGE
         3.16     Employee Matters..............................................................................21

         3.17     Interested Party Transactions.................................................................22

         3.18     Insurance.....................................................................................22

         3.19     Compliance With Laws..........................................................................22

         3.20     Minute Books..................................................................................22

         3.21     Brokers' and Finders' Fees....................................................................23

         3.22     Complete Copies of Materials..................................................................23

         3.23     Offer Documents; Schedule 14D-9; Proxy Statement..............................................23

         3.24     State Takeover Statues........................................................................23

         3.25     Contracts and Commitments.....................................................................23

         3.26     Questionable Payments.........................................................................24

         3.27     Third-Party Payment Filings...................................................................25

         3.28     Other Health Care Issues......................................................................25

         3.29     Opinion of Financial Advisor..................................................................27

Article IV            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...................................27

         4.1      Organization; Standing and Power..............................................................27

         4.2      Authority.....................................................................................28

         4.3      SEC Filings; Financial Statements.............................................................28

         4.4      NRS 78.438 of the Nevada General Corporation Law Not Applicable...............................29

         4.5      Financing.....................................................................................29

         4.6      Offer Documents; Proxy Statement..............................................................29

         4.7      Vote Required.................................................................................30

         4.8      Interim Operations of Merger Sub..............................................................30

Article V             CONDUCT PRIOR TO THE EFFECTIVE TIME.......................................................30

         5.1      Conduct of Business...........................................................................30

         5.2      Restrictions on Conduct of Business...........................................................30

         5.3      Acquisition Proposals.........................................................................33

Article VI            ADDITIONAL AGREEMENTS.....................................................................35

         6.1      Stockholders' Meeting.........................................................................35


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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                                               PAGE
         6.2      Proxy Statement...............................................................................35

         6.2      Access to Information.........................................................................36

         6.4      Confidentiality...............................................................................36

         6.5      Public Disclosure.............................................................................36

         6.6      Consents; Cooperation.........................................................................37

         6.7      Legal Requirements............................................................................38

         6.8      [intentionally omitted].......................................................................38

         6.9      Director and Officer Indemnification..........................................................38

         6.10     Reasonable Best Efforts and Further Assurances................................................39

         6.11     Section 16 Matters............................................................................40

         6.12     Supplements to Company Disclosure Schedule within Seven Days Following Signing................40

Article VII           CONDITIONS TO THE MERGER..................................................................40

         7.1      Conditions to Obligations of Each Party to Effect the Merger..................................40

         7.2      Additional Conditions to Obligations of Company...............................................41

         7.3      Additional Conditions to the Obligations of Parent and Merger Sub.............................41

Article VIII          TERMINATION, AMENDMENT AND WAIVER.........................................................42

         8.1      Termination...................................................................................42

         8.2      Effect of Termination.........................................................................44

         8.3      Termination Fees..............................................................................44

         8.4      Amendment.....................................................................................45

         8.5      Extension; Waiver.............................................................................45

Article IX            GENERAL PROVISIONS........................................................................46

         9.1      Notices.......................................................................................46

         9.2      Interpretation................................................................................47

         9.3      Counterparts..................................................................................47

         9.4      Entire Agreement; Nonassignability; Parties in Interest.......................................47

         9.5      Severability..................................................................................47

         9.6      Remedies Cumulative...........................................................................48

         9.7      Governing Law.................................................................................48


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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                                               PAGE


         9.8      Rules of Construction.........................................................................48

         9.9      Terms.........................................................................................48

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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "Agreement") is made and entered into as of October 18, 2001 by and among e-MedSoft.com, a Nevada corporation ("Parent"), TLC Acquisition Corporation, a Delaware corporation ("Merger Sub") and wholly owned subsidiary of Parent, and Tender Loving Care Health Care Services, Inc., a Delaware corporation ("Company").

                                    RECITALS:

         A. Parent and Company entered into a Merger Agreement contemplating the acquisition of Company by Parent on August 27, 2001 (the "Original Agreement") which they now desire to amend and restate in its entirety by entering into this Agreement.

         B. The Boards of Directors of Company, Parent and Merger Sub believe it is in the best interests of their respective companies and the shareholders of their respective companies that Parent acquire Company upon the terms and subject to the conditions set forth herein.

         C. In furtherance of such acquisition, Merger Sub shall make a cash tender offer (the "Offer") to acquire all the issued and outstanding shares of common stock, par value $0.01 per share, of Company (each a "Share" and collectively, the "Shares") for $1.00 per Share (such amount, or any greater amount per Share paid pursuant to the Offer, being the "Per Share Amount"), net to the sellers of the Shares in cash, upon the terms and subject to the conditions of this Agreement and the Offer including ANNEX A hereto.

         D. The Board of Directors of the Company (the "Board") has unanimously approved the making of the Offer and resolved to recommend that holders of Shares tender their Shares pursuant to the Offer.

         E. In furtherance of such acquisition, the Boards of Directors of Parent, Merger Sub and the Company each have unanimously approved this Agreement and declared its advisability and approved the merger of Merger Sub with and into the Company (the "Merger") in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), following the consummation of the Offer and upon the terms and subject to the conditions set forth herein;

         F. Concurrently with the execution of this Agreement and as an inducement to Parent and Merger Sub to enter into this Agreement, the Company has entered into a Stock Option Agreement (as defined herein) in the form attached hereto as EXHIBIT A, and certain shareholders, directors and officers of Company have agreed to enter into a Shareholder Agreement in the form attached hereto as EXHIBIT B (the "Shareholder Agreement") to, among other things, tender their shares in the Offer.


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                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

ARTICLE I

                                    THE OFFER

         1.1 THE OFFER.

              (a) Provided that this Agreement shall not have been terminated in accordance with its terms and none of the conditions set forth in ANNEX A hereto shall have occurred or be continuing, Parent shall cause Merger Sub to, and Merger Sub shall, commence (within the meaning of Rule 14d-2 under the Exchange
Act) the Offer as promptly as reasonably practicable after the date hereof. The obligation of Merger Sub to accept for payment Shares tendered pursuant to the Offer shall be subject to (i) the condition that at least the number of Shares that when added to Shares already owned by Parent and its direct and indirect wholly owned Subsidiaries, if any, and without giving effect to the exercise of the option pursuant to the Stock Option Agreement, shall constitute a majority of the then outstanding Shares on a fully diluted basis (including, without limitation, all Shares issuable upon the conversion of any outstanding convertible securities or upon the exercise of any outstanding Options or Warrants which are vested as of the date hereof or are capable of vesting during the ninety (90) day period following the consummation of the Offer but excluding any such holders of Options or Warrants who have agreed in writing to accept the cash payments described in Section 2.7 hereof upon termination of their Options or Warrants as described in Section 2.7 hereof) shall have been validly tendered and not withdrawn prior to the expiration of the Offer (the "Minimum Condition") and (ii) there shall not have occurred or be continuing any of the conditions set forth in ANNEX A hereto. Parent expressly reserves the right to waive any such condition, to increase the Per Share Amount, and to make any other changes in the terms and conditions of the Offer; provided, however, that no change may be made by Parent without the prior written consent of the Company which (A) decreases the Per Share Amount or changes the form of consideration payable in the Offer, (B) waives the Minimum Condition, (C) reduces the maximum number of Shares to be purchased in the Offer, (D) imposes conditions to the Offer in addition to those set forth in ANNEX A hereto or (E) amends any term of the Offer in any other manner materially adverse to the holders of the Shares or the likelihood of the consummation of the Merger. Notwithstanding the foregoing, Merger Sub may, without the consent of the Company, (i) extend the Offer beyond the scheduled expiration date, which shall be twenty (20) Business Days following the commencement of the Offer, if, at the scheduled expiration of the Offer, any of the conditions to Merger Sub's obligation to accept for payment Shares shall not be satisfied or waived, (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC, or the staff thereof, applicable to the Offer, or (iii) extend the Offer for an aggregate period of not more than ten (10) Business Days beyond the latest applicable date that would otherwise be permitted under clause (i) or (ii) of this sentence, if, as of such date, all of the conditions (including the Minimum Condition) to Merger Sub's obligations to accept for payment Shares are satisfied or waived, but the number of Shares validly tendered and not


                                       2

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withdrawn pursuant to the Offer totals less than ninety percent (90%) of the issued and outstanding Shares on a fully diluted basis. Following expiration of the Offer, the Purchaser may, in its sole discretion, provide a subsequent offering period (a "Subsequent Offering Period") in accordance with Rule 14d-11 under the Exchange Act. The Per Share Amount shall, subject to any applicable withholding of Taxes, be $1.00 net to the sellers of the Shares in cash, upon the terms and subject to the conditions of the Offer. Subject to the terms and conditions of the Offer and this Agreement, Parent shall cause Merger Sub to, and Merger Sub shall, accept for payment and pay for all Shares validly tendered and not withdrawn as promptly as practicable following satisfaction of the Minimum Condition.

         Notwithstanding the immediately preceding sentence and subject to the applicable rules of the SEC and the terms and conditions of the Offer, Merger Sub expressly reserves the right to delay payment for Shares for the sole purpose of complying in whole or in part with applicable Laws. Any such delay shall be effected in compliance with Rule 14e-1(c) under the Exchange Act. If the payment equal to the Per Share Amount in cash is to be made to a Person other than the Person in whose name the surrendered certificate formerly evidencing Shares is registered on the stock transfer books of the Company, it shall be a condition of payment that the certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other Taxes required by reason of the payment of such amount to a Person other than the registered holder of the certificate surrendered, or shall have established to the satisfaction of Merger Sub that such Taxes either have been paid or are not applicable. If this Agreement is terminated by Parent or by the Company, Parent shall cause Merger Sub to, and Merger Sub shall, terminate promptly the Offer.

              (b) As promptly as reasonably practicable on the date of commencement of the Offer, Parent shall file with the SEC a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, the "Schedule TO") with respect to the Offer. The Schedule TO shall contain or shall incorporate by reference an offer to purchase (the "Offer to Purchase") and forms of the related letter of transmittal and any related summary advertisement (the Schedule TO, the Offer to Purchase and such other documents, together with all supplements and amendments thereto, being referred to herein collectively as the "Offer Documents"). Each of Parent, Merger Sub and the Company agrees to correct promptly any information provided by it for use in the Offer Documents that shall have become false or misleading in any material respect, and Parent and Merger Sub further agree to take all steps necessary to cause the Schedule TO, as so corrected, to be filed with the SEC, and the other Offer Documents, as so corrected, to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and Merger Sub shall give the Company and its counsel a reasonable opportunity to review and comment on the Offer Documents prior to such documents being filed with the SEC or disseminated to holders of Shares. Parent and Merger Sub shall provide the Company and its counsel with copies of any comments Parent, Merger Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments and shall provide the Company and its counsel with a reasonable opportunity to participate in the formulation of the response of Parent or Merger Sub to such comments.


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              (c) Subject to applicable law and the rules and regulations of The
Nasdaq Stock Market, Inc. and/or the OTC Bulletin Board, in the event that, following a Subsequent Offering Period, if any, the Purchaser has acquired less than ninety percent (90%) of the Shares, but not less than seventy-five percent (75%) of the Shares, the parties have entered into a Stock Option Agreement (the "Stock Option Agreement"), pursuant to which the Company has granted to the Purchaser an option to purchase that number of Shares equal to the number of Shares that, when added to the number of Shares owned by the Purchaser and its affiliates immediately following expiration of the Subsequent Offering Period, shall constitute ninety percent (90%) of the Shares then outstanding on a fully diluted basis.

              (d) Parent shall provide or cause to be provided to Merger Sub on a timely basis the funds necessary to accept for payment, and to pay for, any and all Shares that Merger Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer.

         1.2      COMPANY ACTION.

              (a) The Company hereby approves of and consents to the Offer and represents and warrants to Parent and Merger Sub that (i) the Board, at a meeting duly called and held on October 11, 2001, has unanimously (A) determined that this Agreement and the transactions contemplated hereby, including each of the Offer, the Stock Option, and the Merger (the Offer, the Stock Option, and the Merger, collectively, the "Transactions"), are fair to, and in the best interests of, the holders of Shares, (B) approved, adopted and declared advisable this Agreement and the Transactions (such approval and adoption having been made in accordance with the DGCL, including, without limitation, Section 203 thereof assuming that neither Parent nor Merger Sub are Interested Stockholders (as such term is defined in Section 203 of the DGCL with respect to the Transactions)) and (C) resolved to recommend that the holders of Shares accept the Offer and tender their Shares pursuant to the Offer, and approve and adopt this Agreement and the Transactions, and (ii) Cain Brothers & Company LLC has delivered to the Board its opinion that, as of the date of such opinion, the consideration to be received by the holders of Shares pursuant to each of the Offer and the Merger is fair to the holders of Shares from a financial point of view (the "Fairness Opinion"), subject to the assumptions and qualifications contained in such opinion. The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Board described in the immediately preceding sentence, and neither the Board nor the Company shall withdraw or modify such recommendation in any manner adverse to Merger Sub or Parent except as and to the extent expressly provided in Section 5.3.

              (b) As soon as practicable after the date the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 containing the Fairness Opinion and, except and to the extent expressly provided in Section 5.3, the recommendation of the Board described in Section 1.2(a) (together with all amendments and supplements thereto, the "Schedule 14D-9"), and shall disseminate the Schedule 14D-9 to the extent required by Rule 14d-9 promulgated under the Exchange Act, and any other applicable federal securities laws. Each of Parent, Merger Sub and the Company agrees to correct promptly any information provided by it for use in the Schedule 14D-9 which shall have become false or misleading in any material respect, and the Company further agrees to


                                       4

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take all steps necessary to cause the Schedule 14D-9, as so corrected, to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company shall give Parent and its counsel a reasonable opportunity to review and comment on the Schedule 14D-9 prior to such document being filed with the SEC or disseminated to holders of Shares. The Company shall provide Parent and its counsel with copies of any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 after the receipt of such comments and shall provide Parent and its counsel with a reasonable opportunity to participate in the response of the Company to such comments.

              (c) The Company shall cooperate with and promptly furnish or cause its transfer agent to furnish Parent and Merger Sub with the names and addresses of all record holders of Shares and with security position listings of Shares held in stock depositories, in each case that are true and correct as of the most recent practicable date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and Beneficial Owners of Shares. The Company shall cooperate with and promptly furnish or cause its transfer agent to furnish Parent and Merger Sub with such additional information, including, without limitation, updated listings and computer files of stockholders, mailing labels and security position listings, and such other assistance in disseminating the Offer Documents to holders of Shares, as Parent or Merger Sub may reasonably request in connection with the Offer. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Parent and Merger Sub and each of their respective agents shall hold in confidence the information contained in such labels, listings and files, shall use such information only in connection with the Transactions, and, if this Agreement shall be terminated in accordance with Section 8.1, shall deliver, and shall use their best efforts to cause their agents to deliver, to the Company all copies of such information and any extracts or summaries of or from such information then in their possession or control.

         1.3      DIRECTORS.

              (a) Effective upon the acceptance for payment of and payment for pursuant to the Offer of a number of Shares that satisfies the Minimum Condition, Parent shall be entitled to designate that number of directors on the Board, rounded up to the nearest whole number, on the Board equal to the product of (i) the total number of directors on the Board (giving effect, if applicable, to (A) the number of newly created directorships if the size of the Board is increased pursuant to this Section 1.3(a) and (B) the number of vacancies if the resignation of any director is secured pursuant to this Section 1.3(a)) and (ii) the percentage that the number of Shares beneficially owned in the aggregate by Parent and Merger Sub bears to the total number of Shares outstanding, and the Company, at such time, shall take all action necessary to cause Parent's designees to be elected or appointed to the Board, including, without limitation, increasing the number of directors, and seeking and accepting resignations of incumbent directors. At such time, but subject to Section 1.3(c) hereof, the Company also will use its best efforts to cause individuals designated by Parent to constitute the number of members, rounded up to the nearest whole number, on (i) each committee of the Board and (ii) the board of directors of each Subsidiary of the Company (and each committee thereof) that represents the


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same percentage as such individuals represent on the Board. Notwithstanding the foregoing, the Parent and the Company shall use their reasonable best efforts to ensure that at least two (2) members of the Board as of the date hereof who are not employees of the Company (the "Continuing Directors") shall remain members of the Board until the Effective Time, PROVIDED that, if there shall be in office less than two Continuing Directors for any reason, the Board shall cause the person designated by the remaining Continuing Director to fill such vacancy who shall be deemed to be a Continuing Director for all purposes of this Agreement, or if no Continuing Directors then remain, the other directors of the Company then in office shall designate two persons to fill such vacancies who will not be directors, officers, employees or Affiliates of the Parent or Merger Sub and such persons shall be deemed to be Continuing Directors for all purposes of this Agreement.

              (b) The Company's obligations to appoint Parent's designees to the Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company, at its sole expense, shall take promptly all actions, and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors, as Section 14(f) or the Exchange Act and Rule 14f-1 promulgated thereunder require in order to fulfill its obligations under this Section 1.3. Parent shall supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and Affiliates required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder.

              (c) Company shall not be required to fulfill its obligations under
Section 1.3(a)(ii) with respect to board membership of Company subsidiaries in the event (and/or to the extent) that doing so may, in the reasonable opinion of Company's counsel, trigger state regulatory approval processes that could materially affect or delay the transactions contemplated herein.

              (d) Following the election or appointment of Parent's designees pursuant to Section 1.3(a) and until the Effective Time, the approval of a majority of the Continuing Directors shall be required to authorize (and such authorization shall constitute the authorization of the Board and no other action on the part of the Company, including any action by any other director of the Company, shall be required to authorize) any termination of this Agreement by the Company, any amendment of this Agreement requiring action by the Board, any extension of time for performance of any obligation or action hereunder by Parent or Merger Sub and any waiver of compliance with any of the agreements or conditions contained herein for the benefit of the Company.

                                   ARTICLE II

                                   THE MERGER

         2.1 THE MERGER. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DGCL and any other applicable law, as soon as practicable following completion of the Offer, Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub shall cease,


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

and the Company shall continue as the surviving corporation and a wholly owned subsidiary of Parent (the "Surviving Corporation"). 2.2 EFFECTIVE TIME; CLOSING. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing this Agreement or a certificate of merger or certificate of ownership and merger (in either case, the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of such filing being the "Effective Time"). Prior to such filing, a closing shall be held at the offices of Manatt, Phelps & Phillips, LLP, 1501 M Street N.W., Suite 700, Washington, D.C. 20005, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in
Article VII.

         2.3 EFFECT OF THE MERGER. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Corporation. At the Effective Time, the Merger will have the effects set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

         2.4 CERTIFICATE OF INCORPORATION; BYLAWS.

              (a) At the Effective Time and without any further action on the part of the Company or Merger Sub, the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Law and such Certificate of Incorporation; provided, however, that, at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended in its entirety so that it will read as Merger Sub's Certificate of Incorporation, except that Article I of the Certificate of Incorporation of the Surviving Corporation shall read as follows:
"The name of the corporation is Tender Loving Care Health Care Services, Inc."

              (b) At the Effective Time and without any further action on the part of the Company or Merger Sub, the Bylaws of Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

         2.5 DIRECTORS AND OFFICERS. The initial directors of the Surviving Corporation shall be the individuals listed on Schedule 2.5, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.


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         2.6 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the
Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

              (a) each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 2.6(b) and any Dissenting Shares (as hereinafter defined)) shall be canceled and shall be converted automatically into the right to receive an amount equal to the Per Share Amount (the "Merger Consideration") payable, without interest, to the holder of such Share, upon surrender, in the manner provided in Section 2.9, of the certificate that formerly evidenced such Share;

              (b) each Share held in the treasury of the Company and each Share owned by Merger Sub, Parent or any direct or indirect wholly owned Subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and shall cease to exist without any conversion thereof and no payment or distribution shall be made with respect thereto; and

              (c) each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

         2.7 EMPLOYEE STOCK OPTIONS; WARRANTS.

              (a) Outstanding stock options under the Company's 1999 Stock Option Plan, as amended through the date of this Agreement (the "Company Stock Option Plan") shall be treated as follows: Prior to the Effective Time, the Company shall terminate the Company Stock Option Plan and, in connection therewith, shall provide written notice to each holder of then outstanding stock option or other right (each, an "Option") to purchase shares of common stock of the Company pursuant to the Company Stock Option Plan (whether or not such Option is then vested or exercisable), that such Option shall be, as of the date of such notice, fully vested and exercisable in full and that such Option shall terminate at the Effective Time and that, if such Option is not exercised or otherwise terminated before the Effective Time, such holder shall be entitled to receive in cancellation of such Option a cash payment from Parent promptly after the Effective Time, in an amount equal to the excess, if any, of the Merger Consideration over the per share exercise price of such Option MULTIPLIED BY the number of shares of common stock of the Company covered by such Option (the "Option Settlement Amount"), subject to tax withholding as required by applicable law. The Company Disclosure Schedule (as defined below) includes a complete listing of Options held by each optionee (including the date of grant, the number of shares issuable upon exercise of the Option, the exercise price per share, and the Option Settlement Amount to which the Optionee is entitled). Except as otherwise provided in this Section 2.7, the Company shall not grant or amend any Option after the date hereof. Prior to the Effective Time, the Company shall use its reasonable best efforts to (i) obtain any consents from holders of Options and (ii) make any amendments to the terms of such Options or the Company Stock Option Plan that are necessary or appropriate to give effect to the transactions contemplated by Section 2.7(a).

              (b) The Warrants shall be treated as follows: Prior to the Effective Time, the Company shall adopt such resolutions or take such other actions as are required to adjust the terms of all outstanding Warrants heretofore granted to provide that each Warrant shall terminate at the Effective Time and that, if such Warrant is not exercised or otherwise terminated before the Effective Time, the holder thereof shall be entitled to receive in cancellation of such Warrant a cash payment from Parent promptly after the Effective Time in an amount equal to the excess, if any, of the Merger Consideration over the per share exercise price of such Warrant MULTIPLIED BY the number of shares of common stock of the Company covered by such Warrant (the "Warrant Settlement Amount"), subject to tax withholding as required by applicable law. Prior to the Effective Time, the Company shall use its reasonable best efforts to (i) obtain any consents from holders of Warrants, and
(ii) make any amendments to the terms of the Warrants that are necessary or appropriate to give effect to the transactions contemplated by this Section 2.7(b).

         2.8 DISSENTING SHARES.

              (a) Notwithstanding any provision of this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and that are held by stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded appraisal for such Shares in accordance with Section 262 of DGCL (collectively, the "Dissenting Shares") shall not be cancelled or converted into, or represent the right to receive, the Merger Consideration. Such stockholders shall be entitled to receive, subject to and net of any applicable withholding of Taxes, payment of the appraised value of such Shares held by them in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who shall have effectively withdrawn or lost their rights to appraisal of such Shares under Section 262 of the DGCL shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 2.9, of the certificate or certificates that formerly evidenced such Shares.

              (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served on or otherwise received by the Company pursuant to the DGCL and (ii) following acceptance of the Shares for payment pursuant to the Offer, the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent (which shall not be unreasonably delayed or withheld), make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

         2.9 SURRENDER OF SHARES; STOCK TRANSFER BOOKS.

              (a) Prior to the Effective Time, Parent shall designate a bank or trust company to act as agent (the "Paying Agent") for the purpose of exchanging certificates representing Shares for the payment of the Merger Consideration to which holders of Shares shall become entitled pursuant to Section 2.6(a). At the Effective Time, Parent will deposit or cause to be deposited with the Paying Agent, an amount in cash equal to the aggregate Merger Consideration to be paid pursuant to Section 2.6(a) in exchange for outstanding Shares, and such funds shall be invested by the Paying Agent as directed by Parent, PROVIDED that such investments be in obligations of or guaranteed by, the United States of America or any agency thereof and backed by the full faith and credit of the United States of America, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, United States commercial banks with capital surpluses and undivided profits aggregating in excess of $1 billion. The Paying Agent shall, pursuant to irrevocable instructions, pay the Merger Consideration out of such funds.

              (b) As soon as practicable after the Effective Time but in any event no later than the fifth business day following the Effective Time, the Surviving Corporation shall cause to be mailed to each Person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to Section 2.6(a) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the "Certificates") shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor, subject to and net of any applicable withholding of Taxes, the Merger Consideration for each Share formerly evidenced by such Certificate, and such Certificate shall then be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate. If the payment equal to the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered certificate formerly evidencing Shares is registered on the stock transfer books of the Company, it shall be a condition of payment that the certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the certificate surrendered, or shall have established to the satisfaction of Merger Sub that such Taxes either have been paid or are not applicable.

              (c) Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.9(a) that remains unclaimed by holders of Shares one hundred eighty (180) days after the Effective Time shall be returned to Parent, upon demand, and, thereafter, such holders shall be entitled to look to the Surviving Corporation and Parent (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them, subject to applicable law in the case of Dissenting Shares. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Share or Shares for any Merger Consideration delivered in respect of such Share or Shares to a public official pursuant to any abandoned property, escheat or other similar Law.

              (d) At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable law.

              (e) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed before the Company has notice that the Certificate has been acquired by a "protected purchaser" (as such term is defined in Section 8-303 of the Delaware Uniform Commercial Code), and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate or the payment of the Merger Consideration, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares represented by such Certificate, as contemplated by this Article II.

              (f) Parent and Merger Sub shall be entitled to deduct and withhold, or cause its agents to deduct and withhold, from the Per Share Amount or the Merger Consideration or the appraised value contemplated by Section 2.8, as the case may be, payable to a holder of Shares pursuant to the Offer or the Merger or the appraisal of their Shares, as contemplated by Section 2.8, as applicable, any Taxes that are required to be so withheld or deducted under any applicable provision of any Tax law. To the extent that amounts are so withheld by Parent or Merger Sub or their agents, such deducted or withheld amounts shall be treated for all purposes of this Agreement and the Transactions as having been paid to the holder of the Shares in respect of which such deduction or withholding was made by Parent or Merger Sub or their agents.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         In this entire Agreement, any reference to any event, change, condition or effect being "material" with respect to any person means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such person and its subsidiaries, taken as a whole. In this entire Agreement, any reference to a "Material Adverse Effect" with respect to any person means any event, change or effect that is materially adverse to the financial condition, properties, assets, liabilities, business, operations or results of operations of such person and its subsidiaries, taken as a whole, provided, however, that a "Material Adverse Effect" with respect to Company shall not include the following (collectively, "Non-Controllable Events"): general changes in the health care industry or economic conditions that affect Company and its subsidiaries, taken as a whole, substantially proportionately relative to businesses in the nursing segment of the home health care industry.

         Notwithstanding the fact that "subsidiaries" are referenced in certain sections of this Agreement with respect to Parent or Company, any representations from Parent to Company or Company to Parent, as the case may be, shall be deemed to also apply to its respective subsidiaries.

         In this entire Agreement, any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of officers, directors and other employees of such party charged with senior administrative or operational responsibility for such matters.

         Except as disclosed in that section of the document of even date herewith delivered by Company to Parent (the "Company Disclosure Schedule") corresponding to the Section of this Agreement to which any of the following representations and warranties specifically relate, Company represents and warrants to Parent and Merger Sub as follows:

         3.1 ORGANIZATION, STANDING AND POWER. Each of Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Company and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Company. Company has delivered to Parent a true and correct copy of the Certificate of Incorporation, as amended, and Bylaws, as amended, or other charter documents, as applicable, of Company and each of its subsidiaries, each as amended to date. Neither Company nor any of its subsidiaries is in violation of any of the provisions of its respective charter or bylaws. Company is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Company free and clear of all liens, charges, claims or encumbrances or rights of others, except, with respect to any subsidiary organized under the laws of the State of New York, as required by Section 630 of the New York Business Corporation Law. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Company or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         3.2 CAPITAL STRUCTURE. The authorized capital stock of Company consists of (i) 5,000,000 shares of preferred stock, $0.01 par value, none of which is outstanding or reserved for issuance; and (ii) 50,000,000 shares of Common Stock, $0.01 par value, of which (A) 11,819,653 shares are issued and outstanding as fully paid and non-assessable, (B) no shares are held in the treasury of Company; (C) 2,649,250 shares are issuable upon the exercise of options outstanding under Company's stock benefit plans, and (D) 333,333 shares are issuable pursuant to outstanding warrants. Except as otherwise disclosed on
Schedule 3.2, there are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after the date hereof. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of Company or any agreement to which Company is a party or by which it is bound. Except for the rights created pursuant to this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Company is a party or by which it is bound obligating Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Company or obligating Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of Company's capital stock (i) between or among Company and any of its Shareholders and (ii) to the best of Company's knowledge, between or among any of Company's Shareholders.

         3.3 AUTHORITY. Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Company, subject only to the approval of the Merger by Company's Shareholders as contemplated by
Section 6.1(a). This Agreement has been duly executed and delivered by Company and constitutes the valid and binding obligation of Company enforceable against Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement by Company does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Company or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or any of its subsidiaries or any of their properties or assets, except with respect to clause (ii) as would not have a Material Adverse Effect on the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Company or any of its subsidiaries in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby and thereby, except for (i) the filing of the Certificate of Merger as provided in Section 2.2; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the Exchange Act, applicable state securities laws and the securities laws of any foreign country; (iii) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR") and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Company and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

         3.4 VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger and is only necessary in the event that the number of shares of Company Common Stock tendered pursuant to the Offer represents less than ninety percent (90%) of the issued and outstanding shares of Company Common Stock.

         3.5 SEC FILINGS; FINANCIAL STATEMENTS.

              (a) Company has filed all forms, reports and documents required to be filed with the SEC (collectively, the "Company SEC Reports", with such Company SEC Reports filed with the SEC prior to the date hereof being referred to as "Company Filed SEC Reports"). Except as noted in such Company Filed SEC Reports, Company SEC Reports (i) were prepared in accordance and complied as of their respective dates with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated under each of such respective Acts, and (ii) did not at the time they were filed (or if amended by a filing prior to the date hereof as of the date of such amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (b) Except as noted therein, the financial statements, including all related notes and schedules, contained in the Company SEC Reports (or incorporated by reference therein) (i) fairly present the consolidated financial position of Company and its subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of Company and its subsidiaries for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments and (ii) in the case of financial statements included in Company SEC Reports, complied in all material respects with applicable accounting requirements of the SEC.

              (c) A true and complete copy of the Company's unaudited condensed consolidated balance sheet as of August 31, 2001 (the "Company Balance Sheet") and the related condensed statements of consolidated operations and cash flows for the five-month period then ended, a copy of which is set forth in Schedule 3.5, and has been or will be made available to Parent, fairly present, in conformity with GAAP, the consolidated financial position of the Company and its subsidiaries as of such date and their consolidated results of operations and changes in financial position for such period (subject only to normal and recurring accruals).

         3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed or provided for in the Company Filed SEC Reports, since February 28, 2001 (the "Company Balance Sheet Date"), (i) Company has not incurred any liability except in the ordinary course of its business consistent with its past practices and which will not, either individually or in the aggregate, have a Material Adverse Effect on Company, (ii) there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations of Company which has had, or is reasonably likely to have, a Material Adverse Effect on Company, and (iii) Company has conducted its business in the ordinary course consistent with its past practices.

         3.7 LITIGATION. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Company or any of its subsidiaries, threatened against Company or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company. There is no judgment, decree or order against Company or any of its subsidiaries, or, to the knowledge of Company and its subsidiaries, any of their respective directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that would reasonably be expected to have a Material Adverse Effect on Company.

         3.8 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon Company or any of its subsidiaries which has or reasonably would be expected to have the effect of prohibiting or materially impairing any business practice of Company or any of its subsidiaries, any acquisition of property by Company or any of its subsidiaries or the conduct of business by Company or any of its subsidiaries.

         3.9 GOVERNMENTAL AUTHORIZATION. Company and each of its subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity
(i) pursuant to which Company or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Company's or any of its subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "Company Authorizations"), and all of such Company Authorizations are in full force and effect, except where the failure to obtain or have any of such Company Authorizations would not reasonably be expected to have a Material Adverse Effect on Company.

         3.10 TITLE TO PROPERTY. Company and its subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Company Balance Sheet or acquired after the Company Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business), or in the case of leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, (iii) liens securing debt which is reflected on the Company Balance Sheet, (iv) liens that in the aggregate would not have a Material Adverse Effect on Company, and (v) in the case of all real property and interests in real property leased by the Company or any of its subsidiaries, in addition to the foregoing: (A) covenants, rights-of-way and other encumbrances or restrictions of record; (B) zoning, building and other similar restrictions; (C) mortgages, liens, security interests or encumbrances that have been placed by any developer, landlord or other third party on property that is leased by Company or any of its subsidiaries, and (D) unrecorded easements, covenants, rights-of-way or other restrictions, none of which items in clauses (A) through (D) above would materially impair the current use of the property to which they relate; it being understood that, except as expressly provided herein, the Company and its subsidiaries make no representation with respect to any fee title interests in the real property leased, or a portion of which is leased, by the Company or any of its subsidiaries. The plants, property and equipment of Company and its subsidiaries that are used in the operations of their businesses are in good operating condition and repair, except when the failure to do so would not have a Material Adverse Effect. All properties used in the operations of Company and its subsidiaries are reflected in the Company Balance Sheet to the extent GAAP require the same to be reflected. Schedule 3.10 identifies each parcel of real property owned, if any, and each property leased by Company or any of its subsidiaries on the date hereof. To the best of Company's knowledge, no lease relating to a foreign parcel contains any extraordinary payment obligation.

         3.11 INTELLECTUAL PROPERTY.

              (a) Company and its subsidiaries own, or are licensed or otherwise possess legally enforceable and unencumbered rights to use all patents, (including patent applications) trademarks, trade names, service marks, domain names, database rights, copyrights, and any applications therefor, mask works, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code, except in circumstances where Company only possesses a license to the object code form, and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business of Company and its subsidiaries. Company owns and possesses source code for all software owned by Company and owns or has valid licenses and possesses source code for all products owned, distributed and presently supported by Company. Company has not (i) licensed any of its Intellectual Property in source code form to any party or (ii) entered into any exclusive agreements relating to its Intellectual Property. No royalties or other continuing payment obligations are due in respect of Third Party Intellectual Property Rights.

              (b) Schedule 3.11(b) lists (i) all patents and patent applications and all registered trademarks, trade names and service marks, registered copyrights, and maskworks included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Company is a party and pursuant to which any person is authorized to use any Intellectual Property (except for non-material licenses entered into by Company in the ordinary course of business), and (iii) all licenses, sublicenses and other agreements as to which Company is a party and pursuant to which Company is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any Company product, other than commercially available, off-the-shelf software.

              (c) To the best of Company's knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Company or any of its subsidiaries, or any Intellectual Property right of any third party to the extent licensed by or through Company or any of its subsidiaries, by any third party, including any employee or former employee of Company or any of its subsidiaries. Neither Company nor any of its subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders, license agreements and distribution and other customer agreements arising in the ordinary course of business.

              (d) Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement (except for non-material licenses entered into by the Company in the ordinary course of business) relating to the Intellectual Property or Third Party Intellectual Property Rights.

              (e) All Intellectual Property listed in Schedule 3.11(b) is owned by the Company (except to the extent such Intellectual Property is identified thereon as being licensed), and is valid and subsisting and with respect to United States of America patents and trademarks have been duly assigned to Company as evidenced by the assignment records of the US Patent and Trademark Office, copies of which are appended to Schedule 3.11(b). Company (i) has not been sued in any suit, action or proceeding (or received any notice or, to Company's knowledge, threat) which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. To the knowledge of Company, the Company's business activities do not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

              (f) To the best of Company's knowledge, there are no actions that must be taken by Company or any subsidiary within sixty (60) days of the Closing Date that, if not taken, will result in the loss of any Intellectual Property, including the payment of any registration, maintenance or renewal fees or the filing of any responses to the U.S. Patent and Trademark Office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Intellectual Property.

              (g) Company has not received any opinion of counsel that any third party patents apply to the Company's products.

         3.12 ENVIRONMENTAL MATTERS. To the best knowledge of Company, since June 30, 2001, except in all cases as, in the aggregate, would not have a Material Adverse Effect on Company: (i) no methylene chloride or asbestos is contained in or has been used at or released from the Facilities; (ii) all Hazardous Materials and wastes have been disposed of in accordance with all Environmental and Safety Laws; (iii) Company and its subsidiaries have received no notice of any noncompliance of the Facilities or their past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or, to Company's knowledge, threatened relating to a violation of any Environmental and Safety Laws; (v) to Company's knowledge, neither Company nor its subsidiaries are a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), or any state analog statute, arising out of events occurring prior to the Closing Date; (vi) there have not been in the past, and are not now, any Hazardous Materials on, under or migrating to or from the Facilities or Property; (vii) there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells; (viii) there are no polychlorinated biphenyls (PCBs) deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million; (ix) there is no ureaformaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) the Facilities and Company's and its subsidiaries uses and activities therein have at all times complied with all Environmental and Safety Laws; and (xi) Company and its subsidiaries have all the permits and licenses required to be issued and are in full compliance with the terms and conditions of those permits.

         3.13 TAXES. Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax (as defined below) purposes of which Company or any of its subsidiaries is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. Company has provided adequate accruals in accordance with GAAP in the Company Balance Sheet for any Taxes of the Company and its subsidiaries that have not been paid with respect to periods through June 30, 2001. Company has no material liability for unpaid Taxes accruing after August 31, 2001 other than Taxes arising in the ordinary course of its business subsequent to August 31, 2001. There is (i) no material claim for Taxes that is a lien against the property of Company or any of its subsidiaries or is being asserted against Company or any of its subsidiaries other than liens for Taxes not yet due and payable; (ii) no audit of any Tax Return of Company or any of its subsidiaries that is being conducted by a Tax authority; (iii) no extension of the statute of limitations on the assessment of any Taxes that has been granted by Company or any of its subsidiaries and that is currently in effect; and (iv) no agreement, contract or arrangement to which Company or any of its subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G, 162 or 404 of the Code. Neither Company nor any of its subsidiaries has been or will be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger. Neither Company nor any of its subsidiaries has filed or will file any consent to have the provisions of paragraph 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Company or any of its subsidiaries. All Tax sharing or Tax allocation agreements to which Company or any of its subsidiaries is a party are listed on Schedule 3.13 together with any liability of Company or its subsidiaries to another party under any such agreement which is either currently owing or which would result from assertions currently being made by Tax Authorities from audits or proceedings in progress. Neither Company nor any of its subsidiaries has filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return. Neither Company nor any of its subsidiaries has ever been a member of a consolidated, combined or unitary group of which Company was not the ultimate parent corporation. Company and each of its subsidiaries have in their possession receipts for any Taxes paid to foreign Tax authorities. Neither Company nor any of its subsidiaries has been a United

States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the period described in Section 897(c)(1)(A)(ii) of the Code.

         3.14 EMPLOYEE BENEFIT PLANS.

              (a) Schedule 3.14 lists, with respect to Company, any subsidiary of Company and any trade or business (whether or not incorporated) which is treated as a single employer with Company (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); (ii) each loan to a non-officer employee in excess of $10,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements; (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements; (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Company and that do not generally apply to all employees; and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Company of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Company (together, the "Company Employee Plans").

              (b) Company has furnished or made available to Parent a copy of each of the Company Employee Plans (including plan and trust documents, insurance policies, employee booklets, summary plan descriptions, and any material employee communications relating thereto) and has, with respect to each Company Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Company's Tender Loving Care Staff Builders 401(k) Savings Plan (the "TLC 401(k) Plan") is intended to be qualified under Section 401(a) of the Code, and is the standardized adoption of a master or prototype plan. The form of the TLC 401(k) Plan is subject to a favorable opinion letter from the Internal Revenue Service as to its qualified status under the Code and has been or will be timely amended by its sponsoring organization to satisfy the "GUST" requirements. Nothing has occurred that could reasonably be expected to cause the loss of the tax-qualified status of the TLC 401(k) Plan. Company has furnished Parent with the most recent Internal Revenue Service determination or opinion letter issued with respect to the TLC 401(k) Plan. Company has no Employee Plan other than the TLC 401(k) Plan that is subject to Code Section 401(a). Company has also furnished Parent with all registration statements and prospectuses, if any, prepared in connection with each Company Employee Plan.

              (c) (i) None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as required by applicable law; (ii) each Company Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by ERISA, the Code and other applicable laws), except as would not have, in the aggregate, a Material Adverse Effect on Company, and Company and its ERISA Affiliates have performed in all material respects all obligations required to be performed by them under each of the Company Employee Plans; (iii) neither Company nor any ERISA Affiliate is subject to any liability or penalty under Sections 4975 through 4980 of the Code or Title I of ERISA with respect to any of the Company Employee Plans, except as would not have, in the aggregate, a Material Adverse Effect on the Company; (iv) all material contributions required to be made by Company or any ERISA Affiliate to any Company Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Company Employee Plan for the current plan years; and
(v) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent (other than for benefits accrued through the date of termination and ordinary administrative expenses typically incurred in a termination event). With respect to each Company Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Company has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Employee Plan, except where the failure to do so would not have a Material Adverse Effect. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Company is threatened, against or with respect to any such Company Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. No payment or benefit which will or may be made by Company to any employee will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

              (d) With respect to each Company Employee Plan, Company and each of its United States subsidiaries have complied except to the extent that such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Company, with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations thereunder, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder, and
(iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations thereunder.

              (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Company, any Company subsidiary or any other ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider.

              (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Company, any Company subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any Company Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Company's financial statements.

              (g) Company does not currently maintain, sponsor, participate in or contribute to, nor has it ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

              (h) Neither Company nor any Company subsidiary or other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

         3.15 CERTAIN AGREEMENTS AFFECTED BY THE MERGER. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Company or any of its subsidiaries, (ii) materially increase any benefits otherwise payable by Company or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

         3.16 EMPLOYEE MATTERS. Company and each of its subsidiaries are in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice, except where the failure to be in compliance or the engagement in such unfair labor practices would not have a Material Adverse Effect on Company. Company has in all material respects withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any material arrears of wages or any material taxes or any material penalty for failure to comply with any of the foregoing. Company is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against Company or any of its subsidiaries for any material amounts under any workers compensation plan or policy or for long term disability, except claims arising in the ordinary course of business for which there are accruals or reserves in the Company's financial statements as set forth in the Company's SEC Reports. Neither Company nor any of its subsidiaries has any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that are not material in amount. There are no controversies pending or, to the knowledge of Company or any of its subsidiaries, threatened, between Company or any of its subsidiaries and any of their respective employees, which controversies have or would reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic. Neither Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract nor does Company nor any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees. To Company's knowledge, no employees of Company or any of its subsidiaries are in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Company because of the nature of the business conducted or presently proposed to be conducted by Company or any of its subsidiaries or to the use of trade secrets or proprietary information of others. No employees of Company or any of its subsidiaries have given notice to Company, nor is Company otherwise aware, that any such employee intends to terminate his or her employment with Company or any subsidiary.

         Section 3.16 of the Company Disclosure Schedule sets forth a list of all employees and officers of the Company and its subsidiaries whose individual base compensation (which does not include compensation paid on a per diem or hourly basis) is in excess of $50,000. Except as set forth in Section 3.16 of the Company Disclosure Schedule (i) neither the Company nor any of its subsidiaries is a party to any outstanding employment agreements or contracts with directors, officers, employees or consultants that are not terminable at will, or that provide for the payment of any bonus or commission; (ii) neither the Company nor any of its subsidiaries is a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law); (iii) neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries, nor does the Company or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees.

         3.17 INTERESTED PARTY TRANSACTIONS. Except as disclosed in the Company Filed SEC Reports, neither Company nor any of its subsidiaries is indebted to any director, officer or five percent (5%) or greater shareholder of Company or any of its subsidiaries that would be required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Exchange Act.

         3.18 INSURANCE. To the best of Company's knowledge, Company and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Company and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Company and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         3.19 COMPLIANCE WITH LAWS. To the best of Company's knowledge, each of Company and its subsidiaries has complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as would not be reasonably expected to have a Material Adverse Effect on Company.

         3.20 MINUTE BOOKS. The minute books of Company and its subsidiaries made or to be made available to Parent contain a substantially complete and substantially accurate summary of all meetings of directors and Shareholders or actions by written consent since the time of incorporation of Company and the respective subsidiaries through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

         3.21 BROKERS' AND FINDERS' FEES. Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         3.22 COMPLETE COPIES OF MATERIALS. All documents delivered by Company in response to requests by Parent or its counsel in connection with their legal and accounting review of Company and its subsidiaries are and will be true and complete copies.

         3.23 OFFER DOCUMENTS; SCHEDULE 14D-9; PROXY STATEMENT. Neither the
Schedule 14D-9 nor any information supplied by or on behalf of the Company to Parent for purposes of inclusion in the Offer Documents (including, without limitation, information incorporated by reference to documents filed by the Company with the SEC) shall, at the times the Schedule 14D-9, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders' Meeting (as hereinafter defined) or the information statement to be sent to such stockholders, as appropriate (such proxy statement or information statement, as amended or supplemented, being referred to herein as the "Proxy Statement"), shall, as of the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company, at the time of the Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or otherwise omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which shall have become false or misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent, Merger Sub or any of Parent's or Merger Sub's representatives for inclusion in the foregoing documents. The Schedule 14D-9 and the Proxy Statement shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

         3.24 STATE TAKEOVER STATUES. The Board of Directors of the Company has approved the Merger and this Agreement (and the transactions contemplated hereby), and such approval along with the approval of the Company's shareholders is sufficient to complete the Merger. No other "business combination," "fair price," "moratorium," "control share acquisition," or other anti-takeover statute or similar statute or regulations, applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated hereby.

         3.25 CONTRACTS AND COMMITMENTS.

              (a) Except as set forth in the Company's Annual Report on Form 10-K for its fiscal year ended February 28, 2001, and for this Agreement and the agreements specifically referred to herein, neither the Company nor any of its subsidiaries is a party or subject to any of the following agreements (each, a "Material Agreement"):

                   (i) any contract or agreement or amendment thereto that would be required to be filed as an exhibit to a registration statement on Form S-1 filed by Company as of the date hereof;

                   (ii) any confidentiality agreement, non-competition agreement or other contract or agreement that contains covenants limiting Company's freedom to compete in any line of business or in any location or with any Person; and

                   (iii) any loan agreement, indenture, note, bond, debenture or any other document or agreement evidencing a capitalized lease obligation or other indebtedness to any Person, other than any indebtedness in a principal amount less than $100,000 individually or $250,000 in the aggregate.

              (b) The Company has delivered or made available to Parent a true and correct copy of each Material Agreement. Each Material Agreement is valid and binding on the Company or its subsidiaries, as applicable and assuming due and valid authorization, execution and delivery by all other parties, and is in full force and effect, and neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any other party thereto, has breached any material provision of, or is in material default under the terms of, any such Material Agreement.

              (c) There is no agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material current business practice of the Company or its subsidiaries, any acquisition of material property by the Company or its subsidiaries or the conduct of business by the Company or its subsidiaries as currently conducted or as proposed to be conducted by the Company or its subsidiaries.

         3.26 QUESTIONABLE PAYMENTS. Neither the Company nor any of its subsidiaries nor to its knowledge any director, officer, agent or other employee of the Company or any of its subsidiaries has: (i) made any payments or provided services or other favors in the United States of America or in any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity with respect to any aspect of the business of the Company or any of its subsidiaries; or (ii) made any political contributions which would not be lawful under the laws of the United States or the foreign country in which such payments were made. Neither the Company nor any of its subsidiaries nor to its knowledge any director, officer, agent or other employee of the Company or any of its subsidiaries has been the subject of any inquiry or investigation by any Governmental Entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the business of the Company or its subsidiaries or with respect to any political contribution.

         3.27 THIRD-PARTY PAYMENT FILINGS. Company is not aware of any pattern of claims under the Medicare and Medicaid Programs made under such programs which would call into question the medical necessity of any services which are the basis of such claims, and, to the knowledge of the Company, services provided by Company or its subsidiaries have been provided pursuant to valid physician orders. The Company or its subsidiaries has filed all Medicare cost reports required to be filed for the fiscal year ending March 31, 2001. The Company reasonably believes that the liability for amounts due to Medicare reflected on the balance sheet included in the consolidated financial statements (including the related notes thereto) of the Company included in the Company SEC Reports is adequate to cover all amounts reasonably expected to be due to Medicare.

         3.28 OTHER HEALTH CARE ISSUES.

              (a) Each home health agency and/or hospice owned or operated by the Company or its subsidiaries and licensees is duly licensed without restriction as a home health agency and/or hospice by the relevant state agency of the state in which such home health agency and/or hospice operates, except in states where no such license or authorization is required by law; and Company and/or its subsidiaries and licensees have all licenses, permits, approvals, and authorizations for the conduct of the business of each such home health agency and/or hospice as presently conducted. The home health agencies operated by Company or its licensees that are presently accredited by the Joint Commission on Accreditation of Healthcare Organizations identified in Section 3.28 of the Company Disclosure Schedule.

              (b) Neither Company nor any of Company's officers, directors or, to the Company's best knowledge, employees are currently prevented from participating in the Medicare or any Medicaid program or in any other applicable governmental health care payment programs or has been convicted of a crime described at 42 U.S.C ss.1320a-7b. There are no federal or state investigations pending or to the Company's knowledge, contemplated, that will have a Material Adverse Effect on Company or any home health agency and/or hospice operated or licensed by Company or upon the ability of Company or any such home health agency and/or hospice to operate in any state or the District of Columbia.

              (c) All systemic billing practices of all of the home health agencies and hospices operated by Company or its subsidiaries or licensees applicable to all third parties including but not limited to private insurance companies have been in compliance with all applicable laws, regulations and policies of all such third party payors.

              (d) To the knowledge of Company, its subsidiaries and its licensees have not directly or indirectly: (a) offered to pay or solicited any remuneration, in cash or in kind, to, or made an financial arrangements with any past or present customers, past or present suppliers, contractors, third parties, or third party payors in order to obtain business or payments from such persons, other than pursuant to, and it accordance with valid and legal contracts and agreements; (b) given or received, or agreed to give or receive, or the Company is aware of any agreement to make or receive, any gift or gratuitous payment of any kind, or is the Company aware that there has been made or that there is being made any such gift or payment of any kind, nature or description (whether in money, property or services) to any customer or potential customer, supplier or potential supplier, contractors, third party payor or any other person other than in the lawful course of business; (c) made or agreed to make, or is the Company aware that there has been made or that there is any agreement to make any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift is or was illegal under the law of the United States or under the laws of any state thereof or any other jurisdiction under which such payment, contribution or gift was made; (d) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on any of its books or records for any reason; or (e) made or agreed to make or is aware that there has been made or that there is any intention to make, any payment to any person with the intention or understanding that any part of such payment would be used for any purpose other than that described in the documents supporting such payment.

              (e) To the Company's best knowledge, neither Company nor any of its subsidiaries or its or their agents or licensees is a party to any contract, lease, agreement or arrangement, including but not limited to any joint venture or consulting agreement with any physician, hospital, nursing facility, home health agency, hospice and/or any other person or entity, where one or more purposes of the arrangement is to unlawfully induce or reward referrals to or from Company, its subsidiaries or its licensees.

              (f) No physician known to the Company or its subsidiaries owns or has any other financial relationship with any home health agency and/or hospice operated by Company or any licensee.

              (g) Each of the Medicare certified home health agencies and/or hospices operated by Company or its licensees materially satisfies the conditions of participation applicable to such entities under the Medicare Program. To the Company's best knowledge, no home health agency or hospice operated by the Company or its licensees is in jeopardy of loss of its Medicare or Medicaid provider status pursuant to action not initiated by the Company.

              (h) Company and each home health agency and hospice operated by Company or its licensees is and has been in material compliance with all filing requirements with respect to Medicare or Medicaid cost reports and such reports do not claim, and none of the home health agencies or hospices operated by Company or its licensees has received payment or reimbursement in excess of the amount provided or allowed by applicable law or any applicable agreement, except for immaterial amounts or where excess reimbursement was noted on the cost report or where the claim for reimbursement was based on a good faith and reasonable interpretation of applicable regulations, rules and participating provider agreements. True and correct copies of such reports that are required to be filed for the five most recent fiscal years of the Company have been made available to Parent. Except as disclosed pursuant to the following sentence, there are no material claims, actions, or appeals pending before any commission, board or agency, including any fiscal intermediary or carrier, federal, state or local government body or entity, or the Administrator of the Centers for Medicare and Medicaid Services, with respect to any cost reports or claims filed on behalf of the Company or any predecessor. Section 3.28 of the Company Disclosure Schedule indicates which of such cost reports have been audited by the fiscal intermediary and finally settled, and contains a brief description of any and all notices of program reimbursement, proposed or pending audit adjustments, disallowances, appeals of disallowances, and any and all other unresolved claims or disputes, in connection with any audit, review or inquiry with respect to such cost reports. There are no facts or circumstances which may be expected to give rise to any additional material disallowance under any such cost reports.

              (i) Neither Company nor any of its licensees is (i) party to any proceeding brought by any government or private person with respect to reimbursement received or claimed from any payor or with respect to any practice with respect to such reimbursement; or (ii) to Company's knowledge, subject to any investigation with respect to reimbursement received or claimed from any payor or with respect to any practice with respect to such reimbursement.

         3.29 OPINION OF FINANCIAL ADVISOR. Company has been advised in writing by Cain Brothers & Company, LLC, that in such firm's opinion, as of the date hereof, the consideration to be received by the Shareholders of the Company pursuant to the Merger is fair, from a financial point of view, to the Shareholders of Company.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         For purposes of this Agreement, a "Material Adverse Effect" with respect to Parent shall not include the following (collectively, "Non-Controllable Events"): (i) general changes in the health care industry or economic conditions that affect Parent and its subsidiaries, taken as a whole, substantially proportionately relative to the Company and its subsidiaries, taken as a whole or (ii) a decline in the revenues or earnings of Parent following the date of this Agreement which is attributable to a delay of, reduction in or cancellation or change in the contracts by customers of Parent arising as a result of the execution or announcement of this Agreement (provided that revenues do not decline below the levels set forth in Schedule 4.0). A decline of revenues below such levels shall be deemed to be a Material Adverse Effect on Parent.

         Except as disclosed in that section of the document of even date herewith delivered by Parent to Company (the "Parent Disclosure Schedule") corresponding to the Section of this Agreement to which any of the following representations and warranties specifically relate, Parent represents and warrants to Company and to Company's shareholders as follows:

         4.1 ORGANIZATION; STANDING AND POWER. Each of Parent, its subsidiaries, and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Parent, its subsidiaries, and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Parent. Neither Parent nor Merger Sub nor any subsidiary is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents. Parent is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Parent free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or, except as described in Section 4.1, agreements of any character relating to the issued or unissued capital stock or other securities of Parent or any such subsidiary, or otherwise obligating Parent or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         4.2 AUTHORITY. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Articles of Incorporation or Bylaws of Parent or any of its subsidiaries, each as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of (ii) would not have had and would not reasonably be expected to have a Material Adverse Effect on Parent. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.2; (ii) the filing of a Form 8-K with the SEC and American Stock Exchange within 15 days after the Closing Date;
(iii) any filings as may be required under the Exchange Act, applicable state securities laws and the securities laws of any foreign country; (iv) such filings as may be required under HSR; and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Parent and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

         4.3 SEC FILINGS; FINANCIAL STATEMENTS.

              (a) Parent has filed all forms, reports and documents required to be filed with the SEC (collectively, the "Parent SEC Reports", with such Parent SEC Reports filed with the SEC prior to the date hereof being referred to as "Parent Filed SEC Reports"). Except as noted in such Parent SEC Reports, the Parent SEC Reports (i) were prepared in accordance and complied as of their respective dates with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated under each of such respective Acts, and (ii) did not at the time they were filed (or if amended by a filing prior to the date hereof as of the date of such amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (b) Except as noted therein, the financial statements, including all related notes and schedules, contained in the Parent SEC Reports (or incorporated by reference therein) (i) fairly present the consolidated financial position of Parent as at the respective dates thereof and the consolidated results of operations and cash flows of Parent for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments and (ii) in the case of financial statements included in Parent SEC Reports, complied in all material respects with applicable accounting requirements of the SEC.

         4.4 NRS 78.438 OF THE NEVADA GENERAL CORPORATION LAW NOT APPLICABLE. The Board of Directors of Parent has taken all actions so that the restrictions contained in NRS 78.438 of the Nevada General Corporation Law will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger or other transactions contemplated by this Agreement. No other state takeover statute is applicable to the Merger, the Merger Agreement, or the transactions contemplated hereby and thereby.

         4.5 FINANCING. At all times from the date hereof until the consummation of the Transactions, Parent has and will make available to Merger Sub sufficient funds (the "Funds") to permit Merger Sub to consummate the Transactions, including, without limitation, acquiring all the outstanding Shares in the Offer and the Merger, to make all necessary Option Settlement Amount and Warrant Settlement Amount payments pursuant to Section 2.7, and to pay all transaction related expenses of Parent, Merger Sub and any of their affiliates.

         4.6 OFFER DOCUMENTS; PROXY STATEMENT. The Offer Documents shall not, at the time the Offer Documents are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The information supplied by Parent for purposes of inclusion in the Proxy Statement shall not, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company, at the time of the Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which shall have become false or misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company or any of its representatives for inclusion in any of the foregoing documents or the Offer Documents. The Offer Documents shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

         4.7 VOTE REQUIRED. No vote of the holders of any of the outstanding shares of capital stock of Parent is necessary to approve this Agreement and the Transactions.

         4.8 INTERIM OPERATIONS OF MERGER SUB. Merger Sub is not a party to any agreement, has not conducted any activities and has no liabilities other than in connection with its organization, the negotiation and execution of this Agreement and the consummation of the Transactions.

                                   ARTICLE V

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         5.1 CONDUCT OF BUSINESS. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Company agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the Parent, which consent shall not be unreasonably withheld or delayed), to carry on its and its subsidiaries' business in the ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due subject to good faith disputes over such obligations, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, use reasonable efforts consistent with past practice to keep available the services of its and its subsidiaries' present officers and key employees and use its reasonable best efforts consistent with past practice to preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall not be materially impaired at the Effective Time. Company agrees to promptly notify Parent of any material event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which would reasonably be expected to have a Material Adverse Effect on it.

         5.2 RESTRICTIONS ON CONDUCT OF BUSINESS. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement or as disclosed in Section 5.2 of the Company Disclosure Schedule, Company shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of Parent (which consent shall not be unreasonably withheld):

              (a) CHARTER DOCUMENTS. Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

              (b) DIVIDENDS; CHANGES IN CAPITAL STOCK. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

              (c) STOCK OPTION PLANS, ETC. Take any action to accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

              (d) MATERIAL CONTRACTS. Enter into any contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its contracts, other than in the ordinary course of business consistent with past practice and in no event shall such contract, commitment, amendment, modification or waiver (other than those relating to sales of products or purchases of supplies, labor and services in the ordinary course) involve the payment in excess of $100,000;

              (e) ISSUANCE OF SECURITIES. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its outstanding capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights or the fulfillment of obligations therefor outstanding as of the date of this Agreement except to the extent set forth in Section 2.2 herein;

              (f) INTELLECTUAL PROPERTY. Transfer or license to any person or entity any rights to its Intellectual Property other than the license of non-exclusive rights to its Intellectual Property in the ordinary course of business consistent with past practice;

              (g) EXCLUSIVE RIGHTS. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology.

              (h) DISPOSITIONS. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole, except in the ordinary course of business consistent with past practice;

              (i) INDEBTEDNESS. Except pursuant to Company's agreement with National Premier Financial Services, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others in excess of $200,000 without the prior approval of the other, such approval not to be unreasonably withheld;

              (j) LEASES. Enter into any operating lease in excess of $ 100,000 without the prior approval of the Parent, such approval not to be unreasonably withheld, other than an operating lease with respect to an existing office.

              (k) PAYMENT OF OBLIGATIONS. Pay, discharge or satisfy in an amount in excess of $100,000 in any one case, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities properly reflected or reserved against in the Company Filed SEC Reports;

              (l) CAPITAL EXPENDITURES. Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice that do not exceed $100,000 individually or $500,000 in the aggregate;

              (m) INSURANCE. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

              (n) TERMINATION OF WAIVER. Terminate or waive any right of substantial value;

              (o) EMPLOYEE BENEFIT PLANS; NEW HIRES; PAY INCREASES. Adopt or amend any employee benefit or stock purchase or option plan or hire any new director level or officer level employee, pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its employees other than pursuant to scheduled annual performance reviews, other than modifications in the ordinary course of business and consistent with its past practices.

              (p) SEVERANCE ARRANGEMENTS. Grant any severance or termination pay
(i) to any director or officer, or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof other than individual grants of severance pay in an amount less than $5,000 to any recipient and less than $100,000 in the aggregate for all such recipients;

              (q) LAWSUITS. Commence a lawsuit other than (i) for the routine collection of bills, (ii) where the money damages sought are less than $100,000 in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Parent prior to the filing of such a suit, or
(iii) for a breach of this Agreement;

              (r) ACQUISITIONS. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole, or acquire or agree to acquire any equity securities of any corporation, partnership, association or business organization;

              (s) TAXES. Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

              (t) REVALUATION. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

              (u) ACCOUNTING POLICIES AND PROCEDURES. Make any change to its accounting methods, principles, policies, procedures or practices, except as may be required by GAAP, or applicable statutory accounting principles; or

              (v) OTHER. Take or agree in writing or otherwise to take, any of the actions described in Sections 5.2(a) through (u) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

         5.3 ACQUISITION PROPOSALS.

              (a) From the date hereof until the termination hereof, the Company shall not and 9shall cause the subsidiaries not to, and shall use its best efforts to cause the officers, directors, employees and other agents and advisors (including, without limitation, any investment bank, attorney or accountant retained by the Company) of the Company and its subsidiaries not to, directly or indirectly, (i) take any action to solicit, initiate or knowingly encourage or otherwise knowingly facilitate any Acquisition
Proposal or any inquiries, proposals or offers from any Person (other than Parent or Merger Sub) relating to any Acquisition Proposal, (ii) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any subsidiary or (iii) furnish any information to or participate in any discussions or negotiations with any Person that has made or, to the knowledge of the Company, intends to make an Acquisition Proposal except to the extent the foregoing could not reasonably be expected to be relevant to an Acquisition Proposal; PROVIDED, HOWEVER, that nothing contained in this Section 5.3(a) shall prohibit the Board from taking any action described in clause (iii) above with respect to any Person that has made an unsolicited (as such term relates to the period from and after the date hereof) bona fide written Superior Proposal if, and only to the extent that, (A) the acceptance for payment of any Shares pursuant to the Offer shall not have occurred, (B) the Board, after consultation with outside legal counsel, determines in good faith that such action would, in the absence of the foregoing proscriptions, be required by its fiduciary duties under the DGCL or its duties or obligations under other applicable law, and (C) prior to taking such action, the Company receives from such Person an executed confidentiality agreement in reasonably customary form and in any event containing terms at least as stringent as those contained in the Confidentiality Agreement. Within twenty-four (24) hours after determining to take any action described in clause (iii) of the preceding sentence, the Company shall notify Parent of any such Superior Proposal (including, without limitation, the material terms and conditions thereof and the identity of the Person making it), and shall thereafter inform Parent on a prompt basis of any material changes to the terms and conditions of such Superior Proposal and, upon the reasonable request of Parent, any material change to the status of any discussion with such third party. The Company shall, and shall cause its subsidiaries and the officers, directors, employees and other agents and advisors of the Company and its subsidiaries to, immediately cease and cause to be terminated all discussions and negotiations, if any, that have taken place prior to the date hereof with any parties with respect to any Acquisition Proposal. Nothing contained in this Agreement shall prevent the Board of Directors of the Company from complying with Rules 14d-9 or 14e-2 under the Exchange Act with respect to any Acquisition Proposal, including taking and disclosing to the Company's stockholders its position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 under the Exchange Act or from referring a third party to this Section 5.3(a) or making a copy of this Section 5.3(a) available to any third party; PROVIDED, HOWEVER, that in connection therewith the Company and the Board of Directors shall be subject to the provisions of Section 5.3(b).

              (b) Notwithstanding anything in this Agreement to the contrary, the Board may not withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, its approval or recommendation of this Agreement, the Offer or the Merger unless the Board, after consultation with its outside legal counsel, determines in good faith that such action is required by its fiduciary duties under the DGCL or under other applicable Law; PROVIDED, HOWEVER, the Board may not approve or recommend an Acquisition Proposal (or in connection therewith, withdraw or modify its approval or recommendation of this Agreement, the Offer or the Merger) (including with respect to any statements pursuant to Rule 14e-2 under the Exchange Act) unless (i) the Acquisition Proposal is a Superior Proposal, (ii) the Company has complied in all material respects with the terms of this Section 5.3, (iii) it determines in good faith (after consultation with its outside legal counsel) that such action is required by its fiduciary duties under the DGCL or under other applicable Law and (iv) the Company has negotiated, and the Board has determined to enter into, a definitive agreement with respect to the Superior Proposal; and PROVIDED FURTHER, (x) the Board in the twenty-four (24) hours subsequent to the determination described in clause (iv) of the foregoing proviso shall have notified Parent of such determination and of all the material terms and conditions of such definitive agreement, (y) the Board shall be prohibited for a period of three (3) calendar days after the date of receipt by Parent of such notification from executing the definitive agreement relating to such Superior Proposal and from approving or recommending such Superior Proposal (or, in connection therewith, withdraw or modify its approval or recommendation of this Agreement, the Offer or the Merger) and during such three (3) day period Parent shall be permitted to make any such adjustment to the terms and conditions of this Agreement as Parent deems advisable (the "Adjusted Agreement") and (z) the Board determines that the Acquisition Proposal reflected by the definitive agreement is a Superior Proposal relative to the Adjusted Agreement. In the event that the Board is permitted by the foregoing to approve or recommend an Acquisition Proposal, it may terminate this Agreement. In the event that the Board, pursuant to clause (z) of the second preceding sentence, determines that the Acquisition Proposal reflected by the definitive agreement is not a Superior Proposal relative to the Adjusted Agreement, the Company shall execute an amendment to this Agreement to conform this Agreement to the Adjusted Agreement and shall terminate all discussions with such other Person, subject to the reinstitution of discussions with such other Person in compliance with this
Section 5.3. The fact that an Acquisition Proposal received by the Company after the date hereof is determined by the Board not to be a Superior Proposal shall not affect the rights and obligations of either Parent or the

Company set forth in this Section 5.3 with respect to any subsequent Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any proposal or offer (other than from Parent or Merger Sub) with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or substantially all of the assets, or more than a majority of the outstanding equity securities, of the Company.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1 STOCKHOLDERS' MEETING.

              (a) If required by applicable law in order to consummate the Merger and following consummation of the Offer, the Company, acting through the Board, shall, in accordance with applicable Law and the Company's Certificate of Incorporation and Bylaws, (i) duly call, give notice of, convene and hold an annual or special meeting of its stockholders as promptly as practicable following consummation of the Offer for the purpose of considering and taking action on this Agreement and the Transactions (the "Stockholders' Meeting") and
(ii) except as and to the extent expressly provided in Section 5.3, (A) include in the Proxy Statement, and not subsequently withdraw or modify in any manner adverse to Merger Sub or Parent, the unanimous recommendation of the Board that the stockholders of the Company approve and adopt this Agreement and the Transactions and (B) use its reasonable best efforts to obtain such approval and adoption. At the Stockholders' Meeting, Parent and Merger Sub shall cause all Shares then owned by them and their Subsidiaries to be voted in favor of the approval and adoption of this Agreement and the Transactions.

              (b) Notwithstanding the foregoing, in the event that Merger Sub shall acquire pursuant to the Offer and the Stock Option at least ninety percent (90%) of the then outstanding Shares, the parties shall take all necessary and appropriate action to cause the Merger to become effective, in accordance with
Section 253 of the DGCL, as promptly as reasonably practicable after such acquisition, without a meeting of the stockholders of the Company.

         6.2 PROXY STATEMENT. If approval of the Company's stockholders is required by applicable Law to consummate the Merger, promptly following consummation of the Offer, the Company shall file with the SEC under the Exchange Act the Proxy Statement, and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable. Parent, Merger Sub and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the SEC with respect thereto. The Company shall give Parent and its counsel the opportunity to review the Proxy Statement, including all amendments and supplements thereto, prior to its being filed with the SEC and shall give Parent and its counsel the opportunity to review all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company, Parent and Merger Sub agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of Shares entitled to vote at the Stockholders' Meeting at the earliest practicable time.

         6.3 ACCESS TO INFORMATION.

              (a) The parties shall afford each other and their respective accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of their subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning their business, properties and personnel of their respective subsidiaries as such other parties may reasonably request. The parties agrees to provide to their respective accountants, counsel and other representatives copies of internal financial statements promptly upon request.

              (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Parent and Company shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

              (c) No information or knowledge obtained in any investigation pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

              (d) Company shall provide Parent and its respective accountants, counsel and other representatives reasonable access, during normal business hours during the period prior to the Effective Time, to all of its subsidiaries Tax Returns and other records and workpapers relating to Taxes, and shall also provide the following information upon request for the Company's five most recent fiscal years: (i) a schedule of the types of Tax Returns being filed by the Company and each of its subsidiaries in each taxing jurisdiction, (ii) a schedule of the year of the commencement of the filing of each such type of Tax Return, (iii) a schedule of all closed years with respect to each such type of Tax Return filed in each jurisdiction, (iv) a schedule of all material Tax elections filed in each jurisdiction by each party and each of its subsidiaries,
(v) a schedule of any deferred intercompany gain with respect to transactions to which Company or Parent or any of its subsidiaries has been a party, and (vi) receipts for any Taxes paid to foreign Tax authorities.

         6.4 CONFIDENTIALITY. The parties acknowledge that each of Parent and Company have previously executed a non-disclosure agreement, which agreement shall continue in full force and effect in accordance with its terms (the "Confidentiality Agreement").

         6.5 PUBLIC DISCLOSURE. Unless otherwise permitted by this Agreement, Parent and Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with the American Stock Exchange or any other national securities exchange or with the NASD, in which case the party proposing to issue such press release or make such public statement or disclosure shall use commercially reasonable efforts to consult with the other party before issuing such press release or making such public statement or disclosure.

         6.6 CONSENTS; COOPERATION.

              (a) Each of Parent and Company shall promptly apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it from any Governmental Entity for the consummation of the Merger, including any required under HSR. Each of Company and Parent shall use its reasonable best efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other federal or state antitrust or fair trade law or with respect to any state or federal law or regulation with respect to license, certificate of need, certification or participation in the Medicare or Medicaid program. Notwithstanding the foregoing, the taking of action by the Company in accordance with Section 5.3 hereof shall not constitute a violation of this Section 6.6.

              (b) Each of Parent and Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under HSR, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Parent and Company shall cooperate and use its reasonable best efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each, an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Parent and Company decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that neither Parent nor Company shall have any obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the Termination Date (as defined in Section 8.1(b)). Each of Parent and Company shall use its reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement. Parent and Company also agree to take any and all of the following actions to the extent necessary to obtain the approval of any

Governmental Entity with jurisdiction over the enforcement of any applicable laws regarding the transactions contemplated hereby: entering into negotiations; providing information required by law or governmental regulation; and substantially complying with any second request for information pursuant to the Antitrust Laws. Notwithstanding anything to the contrary in this Section 5.7, neither Parent nor Company nor any of their respective subsidiaries shall be required to take any action that would reasonably be expected to substantially impair the overall benefits expected, as of the date hereof, to be realized from the consummation of the transactions contemplated hereby.

              (c) Notwithstanding anything to the contrary in Section 6.6(a) or
(b), neither Parent nor Company nor any of their subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that would reasonably be expected to have a Material Adverse Effect on Parent or Company or of Parent or Company combined with the Surviving Corporation after the Effective Time.

         6.7 LEGAL REQUIREMENTS. Each of Parent, Merger Sub and Company will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

         6.8 [INTENTIONALLY OMITTED].

         6.9 DIRECTOR AND OFFICER INDEMNIFICATION.

              (a) After the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Company pursuant to the indemnification provisions of the DGCL and Company's Certificate of Incorporation and Bylaws or any indemnification agreement with Company officers and directors to which Company is a party, in each case in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. Without limitation of the foregoing, in the event any person so indemnified (an "Indemnified Party") is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter relating to this Agreement or the transactions contemplated hereby occurring on or prior to the Effective Time, Parent shall, or shall cause the Surviving Corporation to, pay as incurred such Indemnified Party's reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith to the fullest extent permitted by the DGCL upon receipt of any undertaking contemplated by Section 145(e) of the DGCL. Any Indemnified Party wishing to claim indemnification under this Section 6.9, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent and the Surviving Corporation, and shall deliver to Parent and the Surviving Corporation the undertaking contemplated by Section 145(e) of the Delaware Law.

              (b) For a period of six years after the Effective Time, Parent shall use its commercially reasonable efforts to provide or to cause the Surviving Corporation to provide officers' and directors' liability insurance in respect of acts or omissions occurring on or prior to the Effective Time covering each such person currently covered by Company's officers' and directors' liability insurance policy on terms substantially similar to those of such policy in effect on the date hereof, PROVIDED that in satisfying its obligation under this Section, Parent shall not be obligated to pay or to cause the Surviving Corporation to pay premiums in excess of 150% of the amount per annum Company paid in its last full fiscal year, which amount has been disclosed to Parent, and if Parent or the Surviving Corporation is unable to obtain the insurance required by this Section 6.9, it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

              (c) To the extent there is any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) against an Indemnified Party that arises out of or pertains to any action or omission in his or her capacity as director, officer, employee, fiduciary or agent of Company occurring prior to the Effective Time, or arises out of or pertains to the transactions contemplated by this Agreement for a period of six years after the Effective Time (whether arising before or after the Effective Time), in each case for which such Indemnified Party is indemnified under this Section 6.9, such Indemnified Party shall be entitled to be represented by a single counsel selected by the Indemnified Party (PROVIDED that if use of such counsel would be expected under applicable standards of professional conduct to give rise to a conflict between the position of the Indemnified Person, and the Parent or any other person, the Indemnified Person shall be entitled instead to be represented by counsel selected by the Indemnified Party and reasonably acceptable to Parent) and following the Effective Time the Surviving Corporation and Parent shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and the Surviving Corporation and Parent will cooperate in the defense of any such matter; PROVIDED, HOWEVER, that neither the Surviving Corporation nor Parent shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six year period, all rights to indemnification in respect to any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm (in addition to local counsel) to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the position of any two or more Indemnified Parties.

              (d) The provisions of this Section 6.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

         6.10 REASONABLE BEST EFFORTS AND FURTHER ASSURANCES. Each of the parties to this Agreement shall use its reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, the taking of action by the Company in accordance with Section 5.3 hereof shall not constitute a violation of this Section 6.10.

         6.11 SECTION 16 MATTERS. Prior to the Effective Time, the Company and Parent shall take all such steps as may be required to cause any dispositions of Shares or Options or acquisitions of Parent equity resulting from the transactions contemplated hereby or in connection with the Offer or Merger by each individual who is subject to the reporting requirements of
Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

         6.12 SUPPLEMENTS TO COMPANY DISCLOSURE SCHEDULE WITHIN SEVEN DAYS FOLLOWING SIGNING. During the seven (7) day period following the date of this Agreement, the Company shall have the right to supplement or amend the Company Disclosure Schedule, by written notice to Parent of such supplement or amendment. The Company Disclosure Schedule shall be deemed supplemented and/or amended to the extent set forth in any such notice, subject to Section 7.3(d) hereof. In the event the Company supplements or amends the Company Disclosure Schedule within two business days prior to the end of the 7-day period described in Section 7.3(d) hereof, such 7-day period shall be automatically extended for an additional two business days.

                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

         7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to consummate and effect the Merger and the transactions contemplated hereby in connection with the Merger shall be subject to the satisfaction at or prior to the earlier to occur of the date specified in this Agreement for the fulfillment of a condition or the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

              (a) SHAREHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the Shareholders of Company to the extent required under Delaware Law.

              (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable best efforts to have such injunction or other order lifted.

              (c) GOVERNMENTAL APPROVALS. Parent, Company and Merger Sub and their respective subsidiaries shall have timely obtained, or shall be in the process of obtaining, from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, under state Blue Sky laws, and under HSR.

              (d) PURCHASE OF SHARES IN THE OFFER. Parent, Merger Sub or their affiliates shall have purchased a number of Shares that satisfies the Minimum Condition.

         7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPANY. The obligations of Company to consummate and effect the Merger and the transactions contemplated hereby in connection with the Merger shall be subject to the satisfaction at or prior to the earlier of the date specified in this Agreement for fulfillment of such condition or the Effective Time of each of the following conditions, any of which may be waived, in writing, by Company:

              (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) both when made and on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Parent and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

              (b) CERTIFICATE OF PARENT. Company shall have been provided with a certificate executed on behalf of Parent by an authorized officer certifying that the condition set forth in Section 6.2(a) shall have been fulfilled.

              (c) NO MATERIAL ADVERSE EFFECT. There shall not have occurred any Material Adverse Effect on Parent or Merger Sub, or any change that has a Material Adverse Effect on Parent or Merger Sub (other than Non-Controllable Events).

         7.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate and effect the Merger and the transactions contemplated hereby in connection with the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Parent:

              (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of Company in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) both when made and on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

              (b) CERTIFICATE OF COMPANY. Parent shall have been provided with a certificate executed on behalf of Company by an authorized officer certifying that to the best of his knowledge the condition set forth in Section 6.3(a) shall have been fulfilled.

              (c) NO MATERIAL ADVERSE EFFECT. There shall not have occurred: (i) any Material Adverse Effect on Company; (ii) any change that has a Material Adverse Effect on Company (other than Non-Controllable Events) and/or (iii) any of the Conditions set forth in ANNEX A.

              (d) THIRD PARTY CONSENTS. Parent shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under any material contract of Company or any of its subsidiaries, except where failure to obtain such consent would not have a Material Adverse Effect on Company.

              (e) RECOMMENDATION OF OFFER. Company shall have recommended the Offer in accordance with Section 14(d)(4) of the Exchange Act and SEC rules 14d-9 and 14e-2 thereunder.

              (f) SHAREHOLDER AGREEMENTS. The parties to the Shareholder Agreements shall have performed their respective obligations that are required to be performed prior to the Effective Time.

              (g) DUE DILIGENCE. Within seven (7) days of the date of this Agreement (subject to extension pursuant to Section 6.12 hereof), Parent shall have accepted and approved the Company Disclosure Schedule and shall have been satisfied, in its sole discretion, with the results of its legal, financial, accounting and business due diligence; PROVIDED, that if Parent does not, on the last day of such period, provide written notice to the Company that the condition set forth in this Section 7.3(g) has not been satisfied, such condition shall be deemed automatically to have been satisfied with no further action on the part of either Parent, Merger Sub or the Company.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         8.1 TERMINATION. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the stockholders of the Company:

              (a) by mutual written consent of each of Parent, Merger Sub and the Company duly authorized by the Board (including any consent of the Continuing Directors required by Section 1.3(d) hereof) and by the Boards of Directors of Parent and Merger Sub; or

              (b) by either Parent or the Company if (i) the Effective Time shall not have occurred on or before the date which is two hundred seventy (270) days after the date hereof (the "Termination Date"); PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any covenant, agreement, condition or other obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date, or (ii) any Governmental Authority or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any judgment, injunction, order, decree or ruling or taken any other action which has become final and nonappealable and has the effect of making consummation of the Offer or the Merger illegal or otherwise preventing or prohibiting consummation of the Offer or the Merger; or

              (c) by Parent if (i) due to an occurrence or circumstance that would result in the existence of any condition set forth in ANNEX A hereto, Merger Sub shall have (A) failed to commence the Offer within ten (10) days following the initial public announcement of the signing of this Agreement, (B) terminated the Offer without having accepted for payment thereunder any Shares,
(C) failed to accept Shares for payment pursuant to the Offer within ninety (90) calendar days following the commencement of the Offer or the Offer shall have expired, or (D) failed to close the Merger, unless the existence of any such condition set forth in ANNEX A shall have been caused by or resulted from the failure of Parent or Merger Sub to perform, in any material respect, any of their material covenants or agreements contained in this Agreement, or the breach by Parent or Merger Sub, in any material respect, of any of their representations or warranties contained in this Agreement, or (ii) prior to the purchase of Shares pursuant to the Offer, the Board shall have withdrawn or modified in a manner adverse to Merger Sub or Parent its approval or recommendation of this Agreement, the Offer or the Merger, or shall have recommended or approved any Acquisition Proposal, or shall have resolved to do any of the foregoing;

              (d) by the Company, upon approval of the Board, if Parent and Merger Sub shall have (i) failed to commence the Offer within ten (10) days following the initial public announcement of the signing of this Agreement, (ii) terminated the Offer without having accepted for payment thereunder any Shares or (iii) failed to accept Shares for payment pursuant to the Offer within ninety
(90) calendar days following the commencement of the Offer, unless such action or inaction under clauses (i), (ii) or (iii) shall have been caused by or resulted from the failure of the Company to perform, in any material respect, any of its material covenants or agreements contained in this Agreement or the breach in any material respect by the Company of any of its representations or warranties contained in this Agreement.

              (e) by Parent prior to closing the Merger the purchase of Shares pursuant to the Offer in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained in this Agreement which (i) would give rise to the failure of a condition set forth in paragraph (e) or (f) of ANNEX A and (ii) in the case of a breach of a material agreement or covenant, cannot be or has not been cured within ten (10) days after the giving of written notice to the Company, or, in the case of a breach of a representation or warranty, cannot be or has not been cured within twenty
(20) days after the giving of written notice to the Company;

              (f) by the Company, if (i) any of the representations or warranties of Parent or Merger Sub set forth in this Agreement (without regard to materiality qualifiers contained therein) shall not be true and correct in any respect, except to the extent the effect of such breach, either individually or in the aggregate with all other such breaches, would not have a Material Adverse Effect on Parent, or (ii) Parent or Merger Sub shall have failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of Parent or Merger Sub to be performed or complied with by it under this Agreement and, in the case of
(i), such untruth or incorrectness cannot be or has not been cured within twenty
(20) days after the giving of written notice to Parent or Merger Sub, and, in the case of (ii), such failure cannot be or has not been cured within ten (10) days after the giving of written notice to Parent or Sub; or

              (g) by the Company in accordance with the provisions of Section 5.3(b).

         8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or Company, except to the extent that such termination results from the willful and/or material breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; PROVIDED, that in the event the termination of this Agreement results from a material (but not willful) breach by a party hereto of any of its representations, warranties or covenants set forth herein and such breach is the result of an event or state of facts arising after the date of this Agreement, the liability of the breaching party shall be limited to the non-breaching party's actual out-of-pocket expenses incurred in connection with the Transactions; PROVIDED, FURTHER, that the provisions of Section 6.4 (Confidentiality), Section 8.3 (Termination Fees), this Section 8.2 and Article IX shall remain in full force and effect and survive any termination of this Agreement.

         8.3 TERMINATION FEES.

              (a) In the event that:

                   (i) (A) this Agreement is terminated pursuant to Section 8.1(c)(i) (as a result of the failure of the Minimum Condition) or Section 8.1(e) (provided neither Parent nor Merger Sub is in breach in any material respect of any of its representations, warranties and covenants set forth in this Agreement to the extent (and only to the extent) such breach causes the basis for termination of the Agreement pursuant to Section 8.1(e)), (B) prior to such termination any Person shall have commenced, publicly proposed or communicated to the Company an Acquisition Proposal that is publicly disclosed and which shall be continuing and not withdrawn prior to the date of such termination, and (C) within one hundred eighty (180) days after such termination, the Company consummates either (1) a merger, consolidation, or other business combination between the Company and any other Person (other than Parent of an

Affiliate thereof) or (2) the sale of more than fifteen percent (15%) (in voting power) of the voting securities of the Company or the sale of fifteen percent (15%) or more (in fair market value) of the assets of the Company to the Person making such Acquisition Proposal;

                   (ii) this Agreement is terminated pursuant to Section 8.1(c)(ii); or

                   (iii) this Agreement is terminated pursuant to Section
8.1(g),

then, in any such event, the Company shall pay Parent promptly (but in no event later than one Business Day after the first of such events shall have occurred) a fee in an amount equal to $1,250,000 (the "Termination Fee") plus Parent's actual out-of-pocket expenses incurred in connection with the Transactions, which amounts shall be payable in immediately available funds.

              (b) Except as set forth in this Section 8.3, all costs and expenses incurred in connection with this Agreement and the Transactions (including reasonable attorneys' fees and expenses) shall be paid by the party incurring such expenses, whether or not any Transaction is consummated.

              (c) In the event that the Company shall fail to pay all or any portion of the Termination Fee, the Company also shall pay to Parent interest on such unpaid amount, commencing on the date that such amount becomes due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank's Base Rate plus two percent (2%).

              (d) If paid, the Termination Fee and expenses provided for in this
Section 8.3 are intended to be the sole and exclusive remedy with respect to any liability for a breach of this Agreement by the Company (other than a willful and material breach of this Agreement by the Company).

         8.4 AMENDMENT. The boards of directors of the parties hereto (subject to the requirements of Section 1.3(d) hereof when applicable) may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; PROVIDED that an amendment made subsequent to adoption of the Agreement by the Shareholders of Company or Merger Sub shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Company Common Stock, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would materially adversely affect the holders of Company Common Stock or Merger Sub Common Stock.

         8.5 EXTENSION; WAIVER. Subject to Section 1.3(d) hereof, at any time prior to the Effective Time any party hereto may, to the extent legally allowed,
(i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

              (a) if to Parent or Merger Sub, to:

                           e-MedSoft.com
                           200 Brickstone Square
                           Suite 403
                           Andover, Massachusetts 01810
                           Attention:  Frank Magliochetti
                           Facsimile No.:  (978) 656-9691
                           Telephone No.: (978) 323-2500

                           with a copy to:

                           Manatt, Phelps & Phillips, LLP
                           11355 W. Olympic Blvd.
                           Los Angeles, California 90064
                           Attention:  Gordon M. Bava, Esq.
                           Facsimile No.:  (310) 312-4224
                           Telephone No.: (310) 312-4205

              (b) if to Company, to:

                           Tender Loving Care Health Care Services, Inc. 1983 Marcus Avenue
                           Lake Success, New York 11042
                           Attention:  Stephen Savitsky
                           Facsimile No.: (516) 358-9128
                           Telephone No. (516) 358-1000
                           with a copy to:

                           Bingham Dana LLP
                           399 Park Avenue
                           New York, New York 10022
                           Attention:  Floyd Wittlin, Esq.
                           Facsimile No.:  (212) 319-5630
                           Telephone No. (212) 207-1766

         9.2 INTERPRETATION. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to October 18, 2001. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         9.4 ENTIRE AGREEMENT; NONASSIGNABILITY; PARTIES IN INTEREST. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Company Disclosure Schedule and the Parent Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Sections
6.9 and 8.4; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

         9.5 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         9.6 REMEDIES CUMULATIVE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         9.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive and not the conflict laws of the State of Delaware. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

         9.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         9.9 TERMS defined in this Agreement are set forth in Annex B to this Agreement.

                            [SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, Company, Parent and Merger Sub have caused this Agreement and Plan of Merger and Reorganization to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                      TENDER LOVING CARE HEALTH CARE SERVICES, INC.


                      By: /S/  STEPHEN SAVITSKY
                          ---------------------------------------------------
                      Name:  Stephen Savitsky
                      Title:   Chairman and Chief Executive Officer


                      E-MEDSOFT.COM


                      By: /S/  FRANK MAGLIOCHETTI
                          ---------------------------------------------------
                      Name:  Frank Magliochetti
                      Title:  President and Co-Chief Executive Officer


                      TLC ACQUISITION CORPORATION


                      By: /S/ FRANK MAGLIOCHETTI
                          ---------------------------------------------------
                      Name: Frank Magliochetti
                      Title:  President


            [Signature Page to Agreement and Plan of Reorganization]

         Annex A           -        Conditions to the Offer

         Annex B           -        Definitions

         Exhibit A         -        Stock Option Agreement

         Exhibit B         -        Shareholder Agreement

                                     ANNEX A

                             CONDITIONS TO THE OFFER

Notwithstanding any other provision of the Offer, but subject to the terms of
Section 1.1, Merger Sub shall not be required to accept for payment or to pay for any Shares tendered pursuant to the Offer, if (i) immediately prior to the expiration of the Offer, the Minimum Condition shall not have been satisfied,
(ii) any applicable waiting period under the HSR Act, the Fair Trading Act, or any other applicable foreign antitrust law shall not have expired or been terminated prior to the expiration of the Offer or (iii) at any time on or after the date of this Agreement and prior to the expiration of the Offer, any of the following conditions shall exist and be continuing (other than as a result of any action or inaction of Parent or Merger Sub that constitutes a breach of this Agreement):

     (a) there shall have been instituted or be pending any action by any Governmental Authority (i) challenging or seeking to make illegal, delay, or otherwise, directly or indirectly, restrain or prohibit or increase the cost of the making of the Offer, the acceptance for payment of any Shares by Parent, Merger Sub or any other Affiliate of Parent, or the consummation of any other Transaction, or seeking to obtain damages in connection with any Transaction; (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent, Merger Sub or any of their Subsidiaries of any business or assets of the Company, Parent, Merger Sub or any of their Subsidiaries or to compel the Company, Parent, Merger Sub or any of their Subsidiaries, as a result of the Transactions, to dispose of or to hold separate any business or assets of the Company, Parent, Merger Sub or any of their Subsidiaries; (iii) seeking to impose or confirm any limitation on the ability of Parent, Merger Sub or any other Affiliate of Parent to exercise effectively full rights of ownership of any Shares, including, without limitation, the right to vote any Shares acquired by Merger Sub pursuant to the Offer or otherwise on all matters properly presented to the Company's stockholders, including, without limitation, the approval and adoption of this Agreement and the Transactions; or (iv) seeking to require divestiture by Parent, Merger Sub or any other Affiliate of Parent of any Shares which, in the case of each of clauses (i) through
     (iv) of this paragraph (a) has an economic detriment to Parent or the Company that is material in relation to the Company and its Subsidiaries taken as a whole;

     (b) there shall have been any statute, rule, regulation, legislation or interpretation enacted, promulgated, amended, issued or deemed applicable to (i) Parent, the Company or any Subsidiary or Affiliate of Parent or the Company or (ii) any Transaction, by any United States or foreign legislative body or Governmental Authority with appropriate jurisdiction, other than the routine application of the waiting period provisions of the HSR Act, the Fair Trading Act, or any other applicable foreign antitrust law to the Offer or the Merger, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses
     (i) through (iv) of paragraph (a) above;

     (c) (i) the Board, or any committee thereof, shall have withdrawn or modified, in a manner adverse to Parent or Merger Sub, the approval or recommendation of the Offer, the Merger, the Agreement, or approved or recommended any Acquisition Proposal or any other acquisition of Shares other than the Offer, the Merger or (ii) the Board, or any committee thereof, shall have resolved to do any of the foregoing;

     (d) there shall have occurred and be continuing a Material Adverse Effect on the Company;

     (e) any representation or warranty of the Company in the Agreement (i) that is qualified by materiality or Material Adverse Effect shall not be true and correct in any respect as so qualified or (ii) that is not qualified by materiality or Material Adverse Effect shall not be true and correct in all material respects, except to the extent the effect of any such breach, either individually or in the aggregate with all such other breaches, would not have a Material Adverse Effect on the Company;

     (f) the Company shall have failed to perform, in any material respect, any obligation or to comply, in any material respect, with any material agreement or covenant of the Company to be performed or complied with by it under the Agreement;

     (g) the Agreement shall have been terminated by Parent or the Company in accordance with its terms; or

     (h) there shall have occurred and be continuing (i) any general suspension of trading in, or limitation on prices for, securities on a national securities exchange in the United States (excluding any coordinated trading halt triggered solely as a result of a specified increase or decrease in a market index or similar "circuit breaker" process) which materially and adversely affects the extension of credit in the United States, generally by banks or other lending institutions, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, generally which materially and adversely affects the extension of credit in the United States, generally by banks or other lending institutions, (iii) any newly initiated material limitation (whether mandatory or not) by any Governmental Authority on, or other similar event that materially and adversely affects, the extension of credit in the United States, generally by banks or other lending institutions or (iv) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States, generally which materially and adversely affects the extension of credit in the United States, generally by banks or other lending institutions, and in the case of clauses (i) through (iv) of this paragraph (h), as a result thereof, notwithstanding Parent's reasonable best efforts, Parent's ability to access the Funds or to effect payment therewith for the Shares is materially and adversely affected, which in the judgment of Parent in any such case, makes it inadvisable to proceed with such acceptance for payment of or payment for the Shares or to proceed with the Merger.

The foregoing conditions are for the sole benefit of Merger Sub and Parent and may be asserted by Merger Sub or Parent regardless of the circumstances giving rise to any such condition or may be waived by Merger Sub or Parent in whole or in part at any time and from time to time in their sole discretion; provided, that, Merger Sub and Parent may not avail themselves of any such condition at any time during which either Merger Sub or Parent is in breach in any material respect of any of its representations, warranties and covenants set forth in the Agreement to the extent (and only to the extent) such breach causes the failure of the Minimum Condition or any of the conditions set forth in this ANNEX A. The failure by Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

Capitalized terms used in this ANNEX A shall have the respective meanings set forth in the Agreement to which it is annexed.

                                     ANNEX B

                            DEFINITIONS TO AGREEMENT

"Acquisition Proposal" shall have the meaning provided for in Section 5.3.

"Agreement" shall have the meaning provided for in the preamble to this Agreement.

 "Antitrust Laws" shall have the meaning provided for in Section 6.6.

"Board" shall have the meaning provided for in the preamble to this Agreement.

"Certificate of Merger" shall have the meaning provided for in Section 2.2.

"Certificates" shall have the meaning provided for in Section 2.9(b).

"Closing" shall have the meaning provided for in Section 2.2.

"Closing Date" shall have the meaning provided for in Section 1.2.

"COBRA" shall have the meaning provided for in Section 2.13(d).

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Company" shall have the meaning provided for in the preamble to this Agreement.

"Company Authorizations" shall have the meaning provided for in Section 3.8.

"Company Balance Sheet" shall have the meaning provided for in Section 3.4(c).

"Company Balance Sheet Date" shall have the meaning provided for in Section 3.5.

"Company Disclosure Schedule" shall have the meaning provided for in the preamble to Article III.

"Company Employee Plans" shall have the meaning provided for in Section 3.13(a).

"Company SEC Reports" and "Company Filed SEC Reports" shall have the respective meanings provided for in Section 3.4(a).

"Company Stock Option Plan" shall have the meaning provided for in Section
2.7(a).

"Continuing Directors" shall have the meaning provided for in Section 1.3(a).

"DGCL" shall have the meaning provided for in the preamble to this Agreement.

"Dissenting Shares" shall have the meaning provided for in Section 2.8(a).

"Effective Time" shall have the meaning provided for in Section 2.2.

"Environmental and Safety Laws" shall mean any foreign, federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

"ERISA" shall have the meaning provided for in Section 3.13(a).

"ERISA Affiliate" shall have the meaning provided for in Section 3.13(a).

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Exchange Agent" shall have the meaning provided for in Section 1.7(a).

"Facilities" shall mean all buildings and improvements on the Property of Company or its subsidiaries.

"GAAP" shall mean generally accepted accounting principles.

"Governmental Entity" shall have the meaning provided for in Section 3.3.

"Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

"HSR" shall have the meaning provided for in Section 3.3.

"Indemnified Party" shall have the meaning provided for in Section 6.10(a).

"Intellectual Property" shall have the meaning provided for in Section 3.10(a) as appropriate.

"Material Adverse Effect" shall have the meaning provided for in the preamble to
Article III and in Article IV.

"Material Agreement" shall have the meaning provided for in Section 3.23.

"Merger" shall have the meaning provided for in the preamble to this Agreement.

"Merger Consideration" shall have the meaning provided for in Section 2.6(a).

"Merger Sub" shall have the meaning provided for in the preamble to this Agreement.

"Minimum Condition" shall have the meaning provided for in Section 1.1(a).

"Non-Controllable Events" shall have the meaning provided for in the preamble to
Article III and Article IV.

"Offer" shall have the meaning provided for in the preamble to this Agreement.

"Offer Documents" shall have the meaning provided for in Section 1.1(b).

"Option" shall have the meaning provided for in Section 2.7(a).

"Option Settlement Amount" shall have the meaning provided for in Section
2.7(a).

"Order" shall have the meaning provided for in Section 6.6(b).

"Parent" shall have the meaning provided for in the preamble to this Agreement.

"Person" means an individual (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), corporation, partnership, limited partnership, limited liability company, syndicate, trust, association or entity or government, political subdivision, agency or instrumentality of a government.

"Parent Disclosure Schedule" shall have the meaning provided for in the preamble to Article IV.

"Parent SEC Reports" and "Parent Filed SEC Reports" shall have the respective meanings provided for in Section 4.3(a).

"Paying Agent" shall have the meaning provided for in Section 2.9(a).

"Property" shall mean all real property leased or owned by Company or its subsidiaries, either currently or in the past.

"Proxy Statement" shall have the meaning provided for in Section 3.21.

"Schedule 14D-9" shall have the meaning provided for in Section 1.2(b).

"Schedule TO" shall have the meaning provided for in Section 1.1(b).

"Securities Act" shall mean the Securities Act of 1933, as amended.

"SEC" means the United States Securities and Exchange Commission.

"Share" and "Shares" shall have the meaning provided for in the preamble to this Agreement.

"Shareholder Agreement" shall have the meaning provided for in the preamble to this Agreement.

"Stock Option Agreement" shall have the meaning provided for in Section 1.1(c).

"Stockholders' Meeting" shall have the meaning provided for in Section 6.1(a).

"Subsequent Offering Period" shall have the meaning provided for in Section 1.1(a).

"Superior Proposal" means any Acquisition Proposal with respect to which the Board (a) determines in good faith that such proposal, if accepted, is reasonably capable of being consummated, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making such Acquisition Proposal and (b) believes in good faith, based on the advice of Cain Brothers & Company LLC or another nationally recognized investment bank or financial advisor, that such Acquisition Proposal, if consummated, would result in a transaction more favorable to the Company's stockholders from a financial point of view (taking into account all terms and conditions of the Acquisition Proposal and the likelihood of consummation) than the Offer and the Merger.

"Surviving Corporation" shall have the meaning provided for in Section 2.1.

"Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign); (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period; and
(iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee of or successor to any person or as a result of any express or implied obligation to indemnify any other person, including pursuant to any Tax sharing or Tax allocation agreement. "Tax Return" shall mean any return, statement, report or form (including, without limitation estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns) required to be filed with respect to Taxes.

"Termination Date" shall have the meaning provided for in Section 8.1(b).

"Third Party Intellectual Property Rights" shall have the meaning provided for in Section 3.10(b).

"TLC 401(k) Plan" shall have the meaning provided for in Section 3.14(a).

"Transactions" shall have the meaning provided for in Section 1.2(a).

"Warrant" means the warrants to purchase 333,333 shares of common stock of the Company, par value $.01 per share, pursuant to the Common Stock Purchase Warrant dated as of May 25, 2000 between the Company and Medline Industries, Inc.

"Warrant Settlement Amount" shall have the meaning provided for in Section
2.7(b).